UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 24, 2011	000-30237
Date of Report (Date of earliest event reported)	Commission File Number

REGENECA, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0467241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Technology, Suite C515 Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 887-6890
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant’s Certifying Accountant.

On August 24, 2011, Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner") was appointed as the registered independent public accountant for Regeneca, Inc. (the “Registrant”), a Nevada corporation. On August 24, 2011, M&K CPAS, PLLC (“MKC”) was dismissed as the registered independent public accountant for the Registrant. The decisions to appoint Squar Milner and dismiss MKC were approved by the Board of Directors of the Registrant on August 24, 2011.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period up through the date of dismissal, there were no disagreements with MKC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MKC, would have caused MKC to make reference thereto in its report on the Registrant’s consolidated financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-K occurring within the Registrant's aforementioned fiscal years or the subsequent interim period up through the date of dismissal.

Except as described below, MKC’s report on the Registrant’s December 31, 2009 and 2008 consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of MKC on the consolidated financial statements of the Registrant as of December 31, 2009, which audit report also includes the consolidated financial statements as of December 31, 2008, contained a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Registrant's aforementioned fiscal years and the subsequent interim period up through the date of engagement of Squar Milner, except as described below neither the Registrant nor anyone on its behalf consulted Squar Milner regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements. Further, except as described below, Squar Milner has not provided written or oral advice to the Registrant that Squar Milner concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue.

Prior to the Registrant consummating its merger with Ethos Environmental, Inc. on December 31, 2010 (which was reported in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 5, 2011), management consulted with Squar Milner as to the following:

1.

Accounting for such transaction,

2.

The related financial reporting requirements,

3.

Which financial statements (for both entities) must be filed with the SEC, and

4.

The types and due dates of such filings.

The Registrant provided a copy of the foregoing disclosures to Squar Milner prior to filing this Report and requested that Squar Milner furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements in the preceding two paragraphs. Squar Milner has declined to provide a letter to the SEC on the basis that it has no disagreements with such statements.

The Registrant provided a copy of the foregoing disclosures to MKC prior to filing this Report and requested that MKC furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements in this Report. An amended 8-K will be filed once the Company receives the letter from MKC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENECA, INC.

August 24, 2011		/s/MATTHEW NICOSIA
	Name:	Matthew Nicosia
	Title:	CEO and Chairman